                                                                   EXHIBIT 10.6

KY________                                                          CDC#________


                    MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE

                               Effective Date:  September 5, 2003

                               BASIC LEASE INFORMATION

Landlord:                      CATELLUS DEVELOPMENT CORPORATION a Delaware
                               corporation

Landlord's Address             Catellus Development Corporation
      For Notice:              165 South Union Boulevard, Suite 852
                               Lakewood, CO 80220
                               Attn: Asset Management
                               Telephone: (303) 980-3400
                               Fax: (303) 980-3493

With a copy to:                Catellus Development Corporation
                               201 Mission Street
                               San Francisco, CA 94105
                               Attn: General Counsel
                               Telephone: (415) 974-4500
                               Fax: (415) 974-4687

Landlord's Address             File #1918
      For Payment of Rent:     P.O. Box 61000
                               San Francisco, California 94161-1918

Tenant:                        AEC ONE STOP GROUP, INC., a Delaware corporation

Tenant's Address               AEC One Stop Group, Inc.
     For Notice:               4250 Coral Ridge Drive
                               Coral Springs, FL 33065
                               Attn: Peter Blei
                               Telephone: (954) 255-4405
                               Fax: (954) 255-4068

With a copy to:                AEC One Stop Group, Inc.
                               4250 Coral Ridge Drive
                               Coral Springs, FL 33065
                               Attn: Legal Department
                               Telephone: (954) 255-4074
                               Fax: (954) 255-4068

And a copy to:                 McBrayer, McGinnis, Leslie & Kirkland, PLLC
                               201 East Main Street, Suite 1000
                               Lexington, KY 40507
                               Attn: Stacy C. Kula, Esq.
                               Telephone: (859) 231-8780, ext. 196
                               Fax: (859) 255-9777

Project:                       Southgate Distribution Center I, Sheperdsville,
                               Kentucky


                                      (i)

Building:                           270 Omega Parkway, Sheperdsville,
                                    Kentucky 40165

Premises:                           Approximately 168,000 rentable square feet
                                    as shown in Exhibit A.

Premises Address:
     Street:                        270 Omega Parkway
     City and State:                Sheperdsville, Kentucky 40165
Term:                               Sixty-six (66) months

Estimated Commencement Date:        November 1, 2003

Base Rent:                          Months      Monthly Base Rent
                                    ------      -----------------
                                    1-4

                                    $0.00 based on Base Rent abatement*

                                    5-16
                                    $1/12th of $2.965 per Premises rentable
                                    square foot

                                    17
                                    $0.00 based on Base Rent abatement*

                                    18-29
                                    1/12th of $2.965 per Premises rentable
                                    square foot

                                    30
                                    $0.00 based on Base Rent abatement*

                                    31-66
                                    1/12th of $2.965 per Premises rentable
                                    square foot

                                    *Subject to abatement of Base Rent during the Base Rent Abatement Period as provided in Addendum Section 20, and as may be otherwise expressly provided in this Lease.


Tenant's Share:                     43.89% (based on a fraction, expressed as a
                                    percentage, the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area of the Building).

Security Deposit:                   $40,600.00.

Broker: Landlord's Broker: CB Richard Ellis/Nicklies Tenant's Broker: CB Richard Ellis/Nicklies

Lease Year:                         Shall refer to each twelve month period
                                    during the Term commencing on the
                                    Commencement Date.

Permitted Uses:                     Warehousing, assembly and distribution of
                                    cd's, tapes and other products (subject to the provisions of Exhibit E attached hereto), and related general office use, and no other uses shall be permitted without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that the parties hereby agree that, by way of example only and without limitation, it shall be reasonable for Landlord to withhold such consent to a change in use which would result in a material increased risk of liability to Landlord from the operation of business from the Premises (including, without limitation, a material increased risk of liability relating to Hazardous Materials).

Options: Two (2) options to extend, each for an additional period of sixty (60) months, in accordance with Addendum Section 21. In addition, Tenant shall have the option to expand described in Addendum Section 22.


Guarantor(s):                       None.

                                      (ii)

EXHIBITS

A   Premises
B   Work Letter
C   Commencement Date Memorandum
D   Insurance Certificate
E   Prohibited Uses
F   Rules and Regulations
G   Requirements for Improvements or Alterations by Tenant
H   Estoppel Certificate
I   Subordination, Nondisturbance and Attornment Agreement
J Form of Services Agreement with the Kentucky Economic Development Finance Authority

         The Basic Lease Information set forth above and the Addendum and Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control. In the event of any conflict between the Addendum and any other provisions of the Lease, the Addendum shall control.

       LANDLORD      (_______) AND TENANT          (_______)AGREE.
                      Initial                       initial



                                     (iii)

                                TABLE OF CONTENTS


                                                                          PAGE

1.   PREMISES...............................................................1
     1.1      Premises......................................................1
     1.2      Common Area...................................................1
     1.3      Reserved Rights...............................................1

2.   TERM...................................................................1
     2.1      Commencement Date.............................................1
     2.2      Possession....................................................2
     2.3      Early Entry...................................................2

3.   RENT...................................................................3
     3.1      Rent..........................................................3
     3.2      Late Charge and Interest......................................3
     3.3      Security Deposit..............................................3
     3.4      Abatement of Rent.............................................4

4.   UTILITIES..............................................................4

5.   TAXES..................................................................4
     5.1      Real Property Taxes...........................................4
     5.2      Definition of Real Property Taxes.............................4
     5.3      Personal Property Taxes.......................................5

6.   OPERATING EXPENSES.....................................................5
     6.1      Operating Expenses............................................5
     6.2      Definition of Operating Expenses..............................5

7.   ESTIMATED EXPENSES.....................................................6
     7.1      Payment.......................................................6
     7.2      Adjustment....................................................6

8.   INSURANCE..............................................................7
     8.1      Landlord......................................................7
     8.2      Tenant........................................................7
     8.3      General.......................................................8
     8.4      Indemnity.....................................................9
     8.5      Exemption of Landlord from Liability.........................10

9.   REPAIRS AND MAINTENANCE...............................................10
     9.1      Tenant.......................................................10
     9.2      Landlord.....................................................11

10.  ALTERATIONS...........................................................11
     10.1     Trade Fixtures; Alterations..................................11
     10.2     Damage; Removal..............................................12
     10.3     Liens........................................................12
     10.4     Standard of Work.............................................12

11.  USE...................................................................12

12.  ENVIRONMENTAL MATTERS.................................................13
     12.1     Hazardous Materials..........................................13
     12.2     Indemnification..............................................14

                                      (iv)


13.  DAMAGE AND DESTRUCTION................................................14
     13.1     Casualty.....................................................14
     13.2     Tenant's Fault...............................................15
     13.3     Uninsured Casualty...........................................15
     13.4     Waiver.......................................................16

14.  EMINENT DOMAIN........................................................16
     14.1     Total Condemnation...........................................16
     14.2     Partial Condemnation.........................................16
     14.3     Award........................................................16
     14.4     Temporary Condemnation.......................................16

15.  DEFAULT...............................................................16
     15.1     Events of Defaults...........................................16
     15.2     Remedies.....................................................17
     15.3     Cumulative...................................................18

16.  ASSIGNMENT AND SUBLETTING.............................................18

17.  ESTOPPEL, ATTORNMENT AND SUBORDINATION................................19
     17.1     Estoppel.....................................................19
     17.2     Subordination................................................19
     17.3     Attornment...................................................20

18.  INTENTIONALLY OMITTED.................................................20

19.  MISCELLANEOUS.........................................................20
     19.1     General......................................................20
     19.2     Signs........................................................21
     19.3     Waiver.......................................................21
     19.4     Financial Statements.........................................21
     19.5     Limitation of Liability......................................22
     19.6     Notices......................................................22
     19.7     Brokerage Commission.........................................22
     19.8     Authorization................................................22
     19.9     Holding Over; Surrender......................................22
     19.10    Joint and Several............................................23
     19.11    Intentionally Omitted........................................23
     19.12    Auctions.....................................................23
     19.13    Consents.....................................................23
     19.14    Force Majeure................................................23
     19.15    Mortgagee Protection.........................................23
     19.16    Telecommunications Services..................................24
     19.17    Guarantors...................................................24
     19.18    Addenda......................................................24

1.       PREMISES.

         1.1 Premises. Landlord hereby leases to Tenant the Premises as shown on Exhibit A attached hereto, but excluding the Common Area (defined below) and any other portion of the Project. Tenant has determined that, subject to the express provisions of this Lease (including, without limitation, the Work Letter), the Premises are acceptable for Tenant's use and Tenant acknowledges that, except as expressly set forth in this Lease (including, without limitation, the Work Letter), neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose. By taking possession of the Premises, Tenant accepts the Premises "AS-IS," with no representations, warranties or covenants, express or implied, made by Landlord except as expressly provided in this Lease (including, without limitation, in the Work Letter attached hereto) and waives all claims of defect in the Premises, except as set forth in this Lease (including, without limitation, the Work Letter). Prior to or promptly following the date the Tenant Improvements are Substantially Complete, Landlord shall cause Landlord's architect to measure and certify in writing to the parties the rentable square footage of the Premises and Building (with the Premises measured from the exterior drip line of the Building to the mid-point of interior demising walls), and if such measurement differs from the rentable square footage of the Premises and/or Building specified in the Basic Lease Information, then all amounts under this Lease calculated on the basis of the rentable square footage of the Premises and/or Building, as applicable (including in the case of adjustment of Premises rentable square footage, without limitation, the Base Rent, Tenant's Share and the Security Deposit) shall be adjusted accordingly within thirty (30) days thereafter, retroactive to the date the Possession Date.

         1.2 Common Area. Tenant may, subject to reasonable rules made by Landlord, use the following areas ("Common Area") in common with Landlord and other tenants of the Project: refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project.

         1.3 Reserved Rights. Landlord reserves the right to enter the Premises for any reason upon reasonable notice to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant (subject to the provisions of Section 3.4 below): inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Common Areas; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Common Area or the Building; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&Rs") affecting the Project and/or amendments to existing CC&Rs which do not unreasonably or materially interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, place signs for the rental of, and show the Premises to prospective tenants; provided, however, that except in the event of an emergency or in the case of a Tenant default, Landlord shall use its commercially reasonable efforts to enter the Premises at such times and in such manner so as to minimize the extent of any interruption of or adverse effect upon Tenant's business activities.

2.       TERM.

         2.1 Commencement Date. The Term of the Lease shall commence on the date (the "Commencement Date") which is the first day of the first full month following the date on which Landlord delivers to Tenant with the Tenant Improvements Substantially Complete (as hereinafter defined) except that if Landlord delivers the Premises to Tenant on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. The Tenant Improvements shall be deemed to be "Substantially Complete" on the date on which Landlord delivers to Tenant the certification of the "Architect" (as defined in the Work Letter) that the Tenant Improvements are substantially complete and obtains all necessary governmental approvals or sign-offs with respect to the Tenant Improvements required to allow full use and occupancy of the Premises (but for any such approval or sign-off which is not obtainable until Tenant's completion of fixturization work to be performed by Tenant), or such earlier date on which such substantial completion would have occurred but for delays caused by Tenant or any of Tenant's employees, agents or contractors (including, without limitation, delays resulting from Tenant's failure to perform within the time frames for performance specified in the Work Letter). Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter), if any, in accordance with and subject to the terms of the Work Letter attached hereto as Exhibit B. Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit C acknowledging (i) the Commencement Date, (ii) the final square footage of the Premises and (iii) Tenant's acceptance of the Premises. If the Tenant Improvements are not Substantially Complete on the Estimated Commencement Date (as such estimated date may be extended by one or more Tenant Delays and/or Force Majeure Delays, as such terms are defined in Exhibit B), this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Tenant Improvements are Substantially Complete; provided, however, that if the Tenant Improvements are not Substantially Complete by the "Outside Date" (as hereinafter defined), then Tenant shall be entitled to one (1) day of abatement of Base Rent first otherwise coming due under this Lease (after the expiration of the Base Rent Abatement Period, as set forth in Addendum Section 20) for each day following the Outside Date until the date the Tenant Improvements are Substantially Complete. As used herein, the "Outside Date" shall mean November 6, 2003, provided that such Outside Date shall be subject to extension on a day for day basis to the extent that the date the Tenant Improvements are Substantially Complete is delayed by the occurrence of one or more Force Majeure events and/or Tenant Delays.

         2.2 Possession. Tenant's possession of the Premises during the period of time, if any, from the date on which Landlord delivers possession of the Premises to Tenant with the Tenant Improvements Substantially Complete (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for the period from the Possession Date through and including the date immediately preceding the Commencement Date at the rate stated in the Basic Lease Information, prorated on the basis of a thirty (30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall upon demand acknowledge in writing the Possession Date in the form attached hereto as Exhibit C.

         2.3 Early Entry. Subject to compliance with the requirements of all applicable governmental authorities (including, without limitation, obtaining any required permit or approval in connection therewith), Tenant may, at Tenant's sole risk, enter the Premises commencing on the date (the "Early Entry Start Date") which is thirty (30) days following the date hereof for purposes of installation of Tenant's equipment, trade fixtures and other personal property therein; provided, however, that (a) Tenant's occupancy prior to the Substantial Completion of the Tenant Improvements shall not interfere with, delay or increase the cost of performance of the work of the Tenant Improvements or cause work disruptions; and (b) Tenant shall comply with all provisions of this Lease during such early entry (including, without limitation, Tenant's obligations under this Lease relating to maintenance of insurance and indemnification of Landlord); provided, however, that Tenant shall not be obligated for payment of Base Rent or payment of Tenant's Share of Real Property Taxes and Operating Expenses prior to the Substantial Completion of the Tenant Improvements. Tenant acknowledges that construction activities will be taking place in or near to the Premises during such early entry period, and Landlord shall not be liable to Tenant or any Tenant Parties for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business therein caused thereby, and, during such early entry period, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant or any Tenant Parties in the Premises or for any injury to Tenant or any Tenant Parties. As of the Early Entry Start Date (subject to extension on a day for day basis to the extent that the date the substantial completion of the Warehouse Lighting and Floor Sealing Work, as hereinafter described, is delayed by the occurrence of one or more Force Majeure events and/or Tenant Delays), Landlord shall have substantially completed the elements of the Tenant Improvements comprising installation of lighting and floor sealing in the warehouse portions of the Premises (collectively, the "Warehouse Lighting and Floor Sealing Work"), such that the early entry contemplated by this Section 2.3 shall not be materially interfered with by reason of any remaining Warehouse Lighting and Floor Sealing Work remaining to be performed. To the extent that Landlord has not so substantially completed the Warehouse Lighting and Floor Sealing Work by the Early Entry Start Date (subject to extension on a day for day basis to the extent that the date such substantial completion of the Warehouse Lighting and Floor Sealing Work is delayed by the occurrence of one or more Force Majeure events and/or Tenant Delays), then Tenant shall be entitled to one (1) day of abatement of Base Rent first otherwise coming due under this Lease (after the expiration of the Base Rent Abatement Period, as set forth in Addendum Section 20 and the expiration of any abatement of Base Rent pursuant to Section 2.1 above) for each day following such Early Entry Start Date (as such date may be so extended on a day for day basis as provided above) until the date the Warehouse Lighting and Floor Sealing Work is so substantially completed.

3.       RENT.

         3.1 Rent. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction (except as expressly otherwise provided in this Lease), in advance, on the first day of each calendar month. Landlord shall have no obligation to notify Tenant of any increase in Base Rent and Tenant's obligation to pay Base Rent (including, without limitation, any increases therein) when due shall not be modified or altered by such lack of notice from Landlord. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable (except as expressly otherwise provided in this Lease). Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder ("Additional Rent"), whether or not such sums are designated Additional Rent and, together with the Base Rent, shall be due and payable to Landlord commencing on the Possession Date. The term "Rent" means the Base Rent and all Additional Rent payable hereunder.

         3.2 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) business days after such amount is due, Tenant shall pay a late charge of five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. In addition, all amounts payable by Tenant to Landlord under this Lease which are not paid within five (5) business days of when due shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) two percent (2%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank, then headquartered in the State of California) ("Bank") as its "Reference Rate." If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. As used in this Lease, a "business day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by Applicable Laws to be closed in Lexington, Kentucky.

         3.3 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations under this Lease and/or to compensate Landlord for any and all losses and/or damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's default. Tenant hereby waives the provisions of law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund collateral or security for performance of a tenant's obligations under a lease, and/or (ii) provide that Landlord may claim from collateral or security for performance of a tenant's obligations under a lease only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified elsewhere in this Lease and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any employee, agent, contractor or invitee of Tenant. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit. Should the Permitted Use be amended (in Landlord's sole and absolute discretion) to accommodate a change in the business of Tenant or to accommodate a subtenant or assignee approved by Landlord, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord's reasonable judgment, to account for any increased risk to the Premises or increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord's reasonable judgment, reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition.

         3.4 Abatement of Rent. Notwithstanding anything to the contrary contained in this Lease, during the period from the Possession Date through to the expiration of the Term of the Lease, if Tenant is actually prevented from using all or a material portion of the Premises as a result of (i) an interruption in essential utility services to the Premises which is the fault of Landlord or Landlord's employees, agents or contractors, (ii) Landlord's actions in entering upon the Premises (other than in exercising any remedy or curing any Tenant failure to perform in accordance with this Lease), or (iii) Landlord's failure to perform its maintenance and repair obligations under this Lease as and when due hereunder, and which prevention from use is not cured by Landlord within five (5) consecutive business days following Landlord's receipt of written notice thereof from Tenant stating Tenant's intent to receive an abatement, then Base Rent and Tenant's obligation for payment of Tenant's Share of Operating Expenses and Real Property Taxes shall thereafter be equitably abated based upon the portion of the Premises which Tenant is so prevented from using, until and to the extent that Tenant is no longer so prevented from using such portion of the Premises as a result of the applicable item described in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, the provisions of Section 13 below and not the provisions of this Section 3.4 shall govern in the event of casualty damage to the Premises or Project and the provisions of
Section 14 below and not the provisions of this Section 3.4 shall govern in the event of condemnation of all or a part of the Premises or Project.

         4. UTILITIES. Tenant shall pay all charges for heat, water, gas, electricity, telephone and any other utilities used on or provided to the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement. Landlord shall cause the Premises to be separately metered for electricity and gas. In the event the Premises is not separately metered for other utility services, Tenant shall have the option, subject to Landlord's prior written consent and the terms of this Lease, to cause the Premises to be separately metered for such services at Tenant's cost and expense. To the extent the Premises are not separately metered for any such services, Tenant shall pay a reasonable proration of utilities, as reasonably determined by Landlord based on estimated usage.

5.       TAXES.

         5.1 Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of the Real Property Taxes for each full or partial calendar year during the Lease Term.

         5.2 Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, assessments, supplementary taxes, escape taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, special taxes, fees and/or charges assessed or otherwise payable under any community facilities district, special service district or any other special taxing district or authority, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority or quasi-public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for Real Property Taxes (including, without limitation, any supplemental taxes) relating in whole or in part to a part of the Term of this Lease shall survive the expiration or early termination of this Lease; provided, however, that if Landlord terminates this Lease early in violation of the terms of this Lease (and not as a result of Tenant's default hereunder), or if Tenant terminates this Lease early in accordance with the terms of this Lease, then Tenant shall not be liable for Real Property Taxes allocable to the period of time following the termination of this Lease. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord. Real Property Taxes for partial years, if any, falling within the Term shall be prorated (so that Tenant is not liable for Real Property Taxes relating to the period prior to the Possession Date or relating to the period following the expiration of the Term). Tenant's obligations for Real Property Taxes for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of the Lease.

         If in Landlord's reasonable judgment the assessed value of the Building or the land for Real Property Tax purposes is higher than the actual fair market value, Landlord shall have the right to appeal or institute such other proceedings as it may consider appropriate to effect a reduction or abatement in any Real Property Tax levied upon the Building and/or the land. If Landlord does not so elect to undertake such an appeal or institute such other proceedings, at Tenant's option, Tenant may, at Tenant's cost and expense, appeal or institute such other proceedings as it may consider appropriate to effect a reduction or abatement in any Real Property Tax levied upon the Building and/or the land upon which the Building is located. If Tenant undertakes such an appeal, Landlord shall reasonably cooperate with Tenant in making such appeal, provided that Landlord shall be under no obligation to incur any expenses or other liabilities in doing so and Tenant shall reimburse Landlord upon demand for all reasonable, out-of-pocket expenses incurred by Landlord in connection therewith. In the event that a "Net Refund" (as hereinafter defined) is obtained for any Real Property Tax for which Tenant previously reimbursed Landlord, Landlord shall promptly pay Tenant its pro rata share of such Net Refund. As used herein, the term "Net Refund" shall mean the amount of any refund of Real Property Taxes less amounts incurred by Landlord, but not yet paid for by Tenant, in obtaining such Net Refund.

         5.3 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the actual amount thereof as invoiced by Landlord (without any administrative fee to Landlord).

6.       OPERATING EXPENSES.

         6.1 Operating Expenses. Tenant shall pay to Landlord Tenant's Share of the Operating Expenses for each full or partial calendar year during the Lease Term.

         6.2 Definition of Operating Expenses. "Operating Expenses" means the total reasonable costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Project, the Common Area and the Building, including, but not limited to, (a) repair, maintenance, utility costs and landscaping of the Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), common driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping (including, without limitation, tree trimming), irrigation systems, monument signs, fences and gates, and other costs which are allocable to the Project or the real property of which the Premises are a part including any costs under the terms of any CC&Rs affecting the real property, (b) repairs to and maintenance of the roof (and roof membrane, including, without limitation, repair of leaks), and exterior walls of the Premises (including painting); (c) insurance deductibles and the costs relating to the insurance maintained by Landlord with respect to the Project, including, without limitation, Landlord's cost of any self insurance deductible or retention; (d) maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning (HVAC) systems and elevators, if any, and maintenance, repair, replacement, monitoring and operation of the fire/life safety system; (e) trash collection; (f) capital improvements made to, replacements of or capital assets acquired for the Project after the Commencement Date that are intended to reduce

Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any governmental law or regulation, provided that such capital costs shall not be wholly included in Operating Expenses in the year incurred and instead shall be amortized over the reasonably anticipated useful life, as reasonably determined by Landlord, of the applicable item with interest at the Applicable Interest Rate, and annual amortization of such amount shall be included in Operating Expenses in each year of such useful life; and (g) any other reasonable costs incurred by Landlord related to the Project (including, without limitation, if there is ever more than one building within the Project, a reasonable share of shared Project expenses allocated to the Building and/or the Common Areas serving the Building, as allocated by Landlord in good faith). Landlord shall have the right, from time to time, to allocate some or all of the Operating Expenses equitably among different tenants of the Building or Project ("Cost Pools"). Such Cost Pools may include, but shall not be limited to, Project-wide Operating Expenses (whether assessed or charged under the CC&Rs, or any reciprocal easement agreement, common area agreement or otherwise) and Building specific expenses. Operating Expenses shall not include (i) replacement of or structural repairs to the roof or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, warranties, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Project other than Tenant; (iv) marketing expenses; (v) costs of repair of skylights; (vi) costs of repair or replacement of the Building foundation or structural elements of the Building floor or sub-floor; or (vii) costs or expenses relating to the management or administration of the Project (provided that nothing contained herein shall limit Tenant's obligation for payment of the Management Fee, as hereinafter provided). In addition to Operating Expenses, in consideration of certain costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company, Tenant shall also pay to Landlord, as additional rent in addition to Base Rent, monthly in advance, an amount equal to one half of One Cent ($0.005) per rentable square foot in the Premises per month (the "Management Fee").

7.       ESTIMATED EXPENSES.

         7.1 Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year.

         7.2 Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses and Tenant's Share of Operating Expenses and Real Property Taxes for any calendar year. As soon as reasonably practicable after the end of each calendar year and the determination of actual Operating Expenses and Real Property Taxes for such year, Landlord shall deliver to Tenant a statement of Tenant's Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments are less than Tenant's Share, then Tenant shall pay the difference within twenty
(20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant's payments exceed Tenant's Share, then (provided that Tenant is not in default), Landlord shall credit such excess amount to future installments of Tenant's Share for the next calendar year; provided, however, that if no additional Rent shall be due under this Lease because of its expiration or termination, then Landlord shall refund any such excess to Tenant together with delivery of the applicable Adjustment statement. If Tenant is in default, Landlord may, but shall not be required to, credit such amount to Rent arrearages. Within 30 days after Tenant's receipt of Landlord's statement, Tenant, at Tenant's expense, may audit the tax and expense records for the Project, the Common Area and the Building pursuant to Section 7.3 below. If during any calendar year the Building is not at least 95% occupied, Operating Expenses for such year shall be calculated based on a 95% occupancy rate for the Building.

         7.3 Audit Rights. In the event of any dispute as to the amount of Tenant's Share of Operating Expenses, Tenant will have the right, by prior written notice ("Audit Notice") given to Landlord within thirty (30) days ("Audit Period") following receipt of an actual statement of Operating Expenses ("Actual Statement"), to audit Landlord's accounting records with respect to Operating Expenses relative to the year to which such Actual

Statement relates. The audit shall be conducted by an accounting firm engaged by Tenant and reasonably satisfactory to Landlord (billing hourly and not on a contingency fee basis) and shall be conducted at the office of Landlord at which records are kept or, at Landlord's election, the office of Landlord's property manager (if any). The audit shall be conducted at reasonable times during normal business hours. In no event shall Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the office of Landlord with originals of any materials supplied by Landlord. Tenant must pay Tenant's Share of Operating Expenses when due pursuant to the terms of this Lease and may not withhold payment of Operating Expenses or any other Rent pending results of the audit or during a dispute regarding Operating Expenses (but nothing contained in this sentence shall be deemed to limit Tenant's right to withhold payment of amounts payable under this Lease if such withholding is permitted pursuant to the other express provisions of this Lease unrelated to such audit or dispute). The audit must be completed within thirty (30) days of the date Landlord makes such accounting records available to Tenant and the results of such audit shall be delivered to Landlord within fifteen (15) days after such audit completion. If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement shall be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall refund to Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of Tenant's Share of Operating Expenses as set forth in the relevant Actual Statement was in error in Landlord's favor by more than three percent (3%) of the amount charged by Landlord to Tenant pursuant to such Actual Statement, then Landlord agrees to pay the reasonable, third-party cost of such audit incurred by Tenant. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit, and in no event will the costs which Landlord is so obligated to pay for the audit exceed the amount of the error. Tenant agrees to keep the results of the audit confidential and shall cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute a commercially reasonable form of confidentiality agreement provided by Landlord.

8.       INSURANCE.

         8.1 Landlord. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve
(12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. The amounts and types of coverages, and the amount of any deductibles under such policies, shall be commercially reasonable.

         8.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

             8.2.1 Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (occurrence form), having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability for both oral and written contracts, owners and contractors protective, premises and operations, personal and advertising injury, and products/completed operations with an "Additional Insured-Managers or Lessors of Premises Endorsement" and containing the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire, and personal and advertising injury coverage, and the policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.

             8.2.2 Automobile Liability Insurance. Comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired, borrowed or non-owned automobiles.

             8.2.3 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by applicable state statute and federal statute and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000) each accident for bodily injury by accident and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

             8.2.4 Umbrella Liability Insurance. Umbrella liability insurance on an occurrence basis, with minimum limits of not less than Five Million Dollars ($5,000,000) combined single limit and aggregate limit, in excess of and following the form of the underlying insurance described in Sections 8.2.1,
8.2.2 and 8.2.3 which is at least as broad as each and every area of the underlying policies. Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The amounts of insurance required in Sections 8.2.1, 8.2.2, 8.2.3 and 8.2.4 may be satisfied by purchasing coverage for the limits specified or by any combination of underlying and umbrella limits, so long as the total amount of insurance is not less than the limits specified in each of Sections 8.2.1, 8.2.2 and 8.2.3 when added to the limit specified in this Section 8.2.4.

             8.2.5 Property Insurance. "All risk" property insurance including boiler and machinery comprehensive form, if applicable, including coverage for vandalism, malicious mischief and sprinkler leakage, covering damage to or loss of any of Tenant's personal property, fixtures, equipment, merchandise, inventory and alterations, including electronic data processing equipment (collectively "Tenant's Property") in an amount equal to the full replacement cost thereof (Tenant shall redetermine the same as frequently as necessary to comply herewith), and including, if applicable (meaning if the property of Tenant's invitee is to be kept in the Premises), warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitee and located in the Premises unless otherwise covered by insurance maintained by the consignor or owner or unless self-insured by Tenant (provided that such self-insurance shall in all respects, including, without limitation, for purposes of the waiver of subrogation provided under Section
8.3.5 below, be treated in the same manner as if Tenant had obtained such insurance coverage from a third party).

             8.2.6 Intentionally Omitted.

             8.2.7 Other Insurance. Any other forms of insurance Landlord may require from time to time, in form and amounts and for insurance risks against which a prudent tenant of comparable size and in a comparable business would protect itself consistent with then customary practices for tenants of comparable buildings in the vicinity of the Building, as reasonably approved by Tenant.

         8.3 General.

             8.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least A-:VIII as issued by A.M. Best.

             8.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of Exhibit D attached hereto (or in such other form as may be acceptable to Landlord in its sole discretion) and additional insured endorsements on ISO Form CG 20 11 01 96 ("Additional Insured--Managers or Lessors of Premises") or equivalent, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof and additional insured endorsements. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Failure of Landlord to demand such certificates, endorsements or other evidence of full compliance with the insurance requirements of this Section 8, or failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of the Tenant's obligation to maintain such insurance. The acceptance of delivery by Tenant of any certificates, endorsements or other evidence of insurance does not constitute approval or agreement by Landlord that the insurance requirements have been met, that the insurance policies evidenced are in compliance with these requirements, or that the insurance requirements are sufficient to fully protect Tenant from liability.

             8.3.3 Additional Insureds. Landlord, and, if requested by Landlord, any Landlord's lender and/or property management company of Landlord for the Premises shall each be named as additional insureds on a form approved by Landlord under all of the policies required by Sections 8.2.1, 8.2.2 and 8.2.4, and said policies shall provide for severability of interest.

             8.3.4 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of any additional insured.

             8.3.5 Waiver of Subrogation. Landlord and Tenant, on behalf of themselves, their property insurers, and anyone claiming by, through or under them, each hereby waives any claims against and releases the other from any liability for any loss, cost, damage or expense resulting from any fire, explosion or other casualty that is covered in whole or in part by the property insurance that is required to be maintained by such waiving party under this Lease (or would have been covered but for such party's failure to maintain the insurance that is required of such party under this Lease). All insurance that is carried by either party under this Lease to insure against damage or loss to such party's property shall include provisions denying to each respective insurer rights of subrogation and recovery against the other party.

             8.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after Tenant's first learning of the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Project which could give rise to a claim against Landlord under this Section 8.

         8.4 Indemnity.

             8.4.1 Tenant's Indemnity. Tenant shall indemnify, protect, defend and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon (collectively, "Claims or Liabilities"), arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (b) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area or other portions of the Project, provided, however (and though Tenant shall in all cases accept any tender of defense of any action, claim or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord or its employees, agents or contractors, defend Landlord as provided herein), Tenant shall not be liable and Landlord shall reimburse Tenant for such damage or injury to the extent and in proportion that the same is ultimately determined to be attributable to the negligence or willful misconduct of Landlord. The foregoing indemnity obligation shall include, without limitation, any claim by any Tenant Party for any injury or illness caused or alleged to be caused in whole or in part by any furniture, carpeting, draperies, stoves or any other materials on the Premises.

             8.4.2 Landlord's Reimbursement Obligation. Though Tenant shall in all cases accept any tender of defense of any Claims or Liabilities (as defined in Section 8.4.1 above) in which Landlord is named or made a party in accordance with Section 8.4.1 above and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord or its employees, agents or contractors (collectively, the "Landlord Parties"), defend Landlord and Landlord Parties as provided herein, Tenant shall not be liable and Landlord shall reimburse

Tenant for such damage or injury to the extent and in proportion that the same is ultimately determined to be attributable to the negligence or willful misconduct of Landlord in connection with such Claims or Liabilities; provided, however, the foregoing reimbursement obligation of Landlord shall (i) in no way limit the provisions for the exemption of Landlord from liability under this Lease pursuant to Paragraph 8.5 hereof, to the extent permitted by law, or (ii) limit or otherwise affect the limitation on Landlord's liability under this Lease pursuant to Paragraph 19.5 hereof.

             8.4.3 Survival. The obligations of Landlord and Tenant under this
Section 8.4 shall survive the termination of this Lease with respect to any claims or liability arising with respect to the period prior to such termination.

         8.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or illness or injury to persons in, upon or about the Premises, the Building, the Common Area or other portions of the Project arising from any cause, and Tenant hereby expressly releases Landlord and waives all claims in respect thereof against Landlord; provided, however, (and though Tenant shall in all cases accept any tender of defense of any action, claim or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord or its employees, agents or contractors, defend Landlord as provided herein), Tenant shall not be liable and Landlord shall reimburse Tenant for such damage or injury to the extent and in proportion that the same is ultimately determined to be attributable to the negligence or willful misconduct of Landlord. Notwithstanding anything to the contrary contained herein, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or illness or death of Tenant or any Tenant Party, or any other person in or about the Premises, the Building, the Common Area or the Project, whether such damage, illness or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, ventilation, air conditioning or lighting fixtures, or from any other cause, and whether said damage or injury results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage, illness or injury or the means of repairing the same is inaccessible to Tenant; provided, however, (and though Tenant shall in all cases accept any tender of defense of any action, claim or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord or its employees, agents or contractors, defend Landlord as provided herein), Tenant shall not be liable and Landlord shall reimburse Tenant for such damage or injury' to the extent and in proportion that the same is ultimately determined to be attributable to the negligence or willful misconduct of Landlord. Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant.

9.       REPAIRS AND MAINTENANCE.


         9.1 Tenant. Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises (interior and exterior, excluding roofing and painting), including, without limitation, loading docks, roll up doors and ramps, floors and subfloors (other than the structural elements of the floor and subfloors), floor coverings, walls, drywall and wall coverings, doors, windows, glass, plate glass, locks, ceilings, lighting systems, interior plumbing, electrical and mechanical systems and wiring, appliances and devices using or containing refrigerants, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair, reasonable wear and tear excepted. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and repair any area damaged by Tenant, Tenant's agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Project, and (e) in accordance with the Rules and Regulations and all Applicable Laws (as defined in Section 11). In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of ten (10) days following Tenant's receipt of written notice from Landlord stating the nature of the failure, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the costs of maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within one hundred twenty (120) days after the Commencement Date.

         9.2 Landlord. Landlord shall, at Landlord's sole cost except to the extent such cost is permitted to be included in Operating Expenses pursuant to the provisions of Section 6 above, subject to the following limitations, repair damage to the roof (including roof structure, integrity and impermeability), skylights, foundation, structural elements of the floor and sub-floor, and structural portions of the Building, including load-bearing portions of walls (excluding drywall, wall coverings, painting, glass and doors) of the Building and maintain the Common Areas in good condition and state of repair; provided, if such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant's sole expense. Landlord shall not be required to make any repair resulting from (i) other than the initial Tenant Improvements made pursuant to the Work Letter, any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment, (iii) the moving of Tenant's property in or out of the Building or in and about the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Section 11 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any Tenant Party, (vi) fire and other casualty, except as provided by Section 13 of this Lease or (vii) condemnation, except as provided in Section 14 of this Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until a reasonable time after receipt of written notice from Tenant of the need for such repairs, but Landlord shall promptly make such repairs as are the responsibility of Landlord under this Lease after Landlord's learning of the need for such repairs. There shall be no abatement of Rent during the performance of such work, subject to the provisions of Section
3.4 above. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any Applicable Laws, but Tenant shall have the rights provided under Addendum
Section 23.

10.      ALTERATIONS.

         10.1 Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building, the Common Area or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with the provisions of Exhibit G and any other applicable requirements of Landlord regarding construction of improvements and alterations. Notwithstanding the foregoing provisions of this Section 10.1, Tenant may perform certain interior decorating or other non-structural alterations to the Premises such as carpeting, painting (so long as the odors from the same do not materially or unreasonably interfere with any other tenants operations), hanging artwork or wall coverings, installing non-affixed furniture systems, installing non-load bearing partitions, or other similar interior decorating improvements or non-structural alterations, without obtaining Landlord's consent therefor (but subject to the remaining requirements of this Section 10.1), but only if: (i) such items do not adversely affect the Building structure or systems, the Common Area of the Building or any other tenant space; (ii) such items are not visible from outside of the Premises; (iii) the cost of such items does not exceed the sum of $35,000 per work of alterations, improvements and/or additions; and (iv) Tenant gives at least ten (10) days prior written notice to Landlord of such items, including a description of the contemplated work and the types of materials to be used. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with the granting of approval to Tenant for any such alterations and additions, including any reasonable costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Landlord shall respond to each written request to Landlord from Tenant for approval under this Section
10.1 within ten (10) business days. In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work.

         10.2 Damage; Removal. Tenant shall repair all damage to the Premises, the Building, the Common Area or the Project caused by the installation or removal of Tenant's fixtures, equipment, furniture or alterations. Upon the termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items (except that Tenant shall not be required to remove such items installed by Tenant as to which Landlord agreed by written notice to Tenant at the time of Tenant's installation of the applicable item that such removal would not be so required, and Landlord hereby agrees to notify Tenant within ten (10) days following receipt of request therefor whether such removal shall be required as to a particular proposed item). All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.

         10.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises (or such lesser notice as may be reasonably practicable in the event of performance of work to cure an emergency situation) and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such reasonable amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

         10.4 Standard of Work. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with all Applicable Laws, and/or Tenant and Landlord's insurance carriers' requirements. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises and Landlord may require commercially reasonable changes in the method or quality of the work.

11. USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses (subject to Tenant's right to change the use with Landlord's prior approval as provided in the Basic Lease Information). Tenant's use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as defined in Section 12.1), and any CC&Rs or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof ("Applicable Laws"). Tenant, at Tenant's sole cost and expense, shall comply with all Applicable Laws, which compliance obligation shall include the alteration of the Premises and/or any interior improvements or fixtures in order to comply with such Applicable Laws. Tenant shall be responsible for obtaining any permit, business license, certificate of occupancy, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises, except that Landlord shall be responsible for obtaining any certificate of occupancy or comparable governmental sign-off sufficient to permit occupancy of the Premises based upon Substantial Completion of the Tenant Improvements. Landlord shall reasonably cooperate with Tenant in Tenant's efforts to obtain any governmental permit, license or approval which is the responsibility of Tenant hereunder, at no cost, expense or liability to Landlord. If any Applicable Laws are hereafter changed so as to require during the term of the Lease, any alteration of the Premises, or the reinforcement of any other physical modification of the Premises, Tenant shall be solely responsible for such cost and expense; provided, however, that notwithstanding anything to the contrary contained in this Lease, Landlord (and not Tenant) shall be required to make, at Landlord's cost but subject to inclusion of such costs in Operating Expenses to the extent permitted under the definition of Operating Expenses in Section 6 above (including, without limitation, the requirement for amortization of capital expenditures in Operating Expenses as provided in Section 6 above), any capital improvements to the Premises required in order to cause the Premises to comply with Applicable Laws except that if such compliance work is necessitated by the particular use of, or alterations or improvements to, the Premises by Tenant or any Tenant Parties, then Tenant shall perform such compliance work at Tenant's sole cost. In no event shall the Premises be used for any of the Prohibited Uses set forth on Exhibit E attached hereto. Tenant shall comply with the rules and regulations attached hereto as Exhibit F, together with such additional rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right in common with other tenants of Landlord to use the parking facilities of the Project. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or CC&Rs or any other terms or provisions of such tenant's or occupant's lease, but Landlord shall use commercially reasonable efforts to enforce the rules, regulations and CC&Rs with respect to all Project tenants in a non-discriminatory manner (provided that nothing contained herein shall obligate Landlord to commence any litigation or other proceeding in pursuing such enforcement). Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

12.      ENVIRONMENTAL MATTERS.

         12.1 Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a "Tenant Party" and collectively, "Tenant Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi-solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project. Tenant and Tenant Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord's bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

         12.2 Indemnification. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses (including, without limitation, attorneys' fees, expenses and court costs) arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party's breach of this Section 12, or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or any Tenant Party's activities, or failure to act, in connection with the Premises. This indemnity shall include, without limitation, attorneys' and experts' fees and costs, costs of litigation and governmental oversight costs, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

13.      DAMAGE AND DESTRUCTION.

         13.1 Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty' (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed.

             13.1.1 Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e, the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy as reasonably determined by the parties.

             13.1.2 Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty
(180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy as reasonably determined by the parties. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined) and Tenant has not re-occupied the Premises. Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

             13.1.3 Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy as reasonably determined by the parties.

             13.1.4 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or the Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Building or the Premises which was damaged or destroyed shall exceed $10,000, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Section 13.

         13.2 Tenant's Fault. If the Premises or any portion of the Building is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds received by Landlord.

         13.3 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant's Share of any deductible or retention amount payable under the property insurance for the Building. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord's estimated cost of such repairs not later than ten (10) days prior to Landlord's commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within fifteen (15) days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord's final payment to Landlord's contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, this Lease shall terminate automatically as of the date of the occurrence of the damage.

         13.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by Applicable Laws, but nothing contained herein shall be deemed to waive the rights expressly granted to Tenant under this Lease.

14.      EMINENT DOMAIN

         14.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

         14.2 Partial Condemnation. If any portion of the Premises or the Building is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by the parties, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.

         14.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Landlord and Tenant hereby waive the provisions of any statutes or court decisions which provide a party to a lease with a right to abatement of rent or termination of the lease or establish the manner of allocation of the condemnation award when leased property is condemned or taken and agree that such event shall be exclusively governed by the terms of this Lease.

         14.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

15.      DEFAULT.

         15.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

              15.1.1 Abandonment of the Premises for a period of thirty (30) consecutive days and failure to pay Rent for such period of time;

              15.1.2 Failure to pay Rent on the date when due and the failure continuing for a period of five (5) days after such payment is due;

             15.1.3 Failure to perform Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within ten (10) days after written notice from Landlord and diligently and continuously prosecutes such cure to completion;

             15.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

             15.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

             15.1.6 The occurrence of an Event of Default set forth in Section
15.1.4 or 15.1.5 with respect to any guarantor of this Lease, if applicable.

        15.2 Remedies.

             15.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 15.1 above, if such notice specifies that it also constitutes such a notice of termination hereunder, and which notice shall be in lieu of, and not in addition to, any notice required by Applicable Laws) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

                    15.2.1.1 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

                    15.2.1.2 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and
(b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

             15.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default and has abandoned the Premises, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

        15.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent (except as may be expressly otherwise permitted pursuant to the specific provisions of this Lease); and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld; provided, however, Tenant agrees it shall be reasonable for Landlord to disapprove of a requested sublease or assignment, if the proposed subtenant or assignee does not have a tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied) which is reasonably sufficient given the obligations to be performed by the subtenant or assignee under the applicable sublease or assignment, as shown in the financial information provided to Landlord, or if the proposed use of the Premises or portion thereof by the proposed subtenant or assignee does not conform to the uses permitted under this Lease (as such permitted uses may be modified with Landlord's prior approval, as provided in the Basic Lease Information) and under all applicable zoning requirements, or if the proposed subtenant or assignee is currently a tenant in any other space leased by Landlord or if such proposed subtenant or assignee is in the process of negotiation with Landlord to lease other space owned or managed by Landlord. The merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, at least thirty (30) days prior to the anticipated effective date of the assignment or sublease. Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Five Hundred Dollars ($500.00) for each proposed transfer. Landlord shall, within thirty (30) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease, provided that Landlord shall use commercially reasonable efforts to notify Tenant of Landlord's approval or disapproval within ten (10) days following receipt of such notice and all related documents and agreements if reasonably practicable under the circumstances. Landlord shall not be deemed to have approved of an assignment or subletting unless and until Landlord provides written notice to Tenant of such approval. This Lease may not be assigned by operation of law. If the proposed assignment or sublease is for substantially the remainder of the Term, Landlord may terminate the Lease (or in the case of a partial sublease, terminate the Lease with respect to the portion of the Premises proposed to be subject to the sublease) by giving written notice to Tenant within such thirty (30) day period. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account and after Tenant's recovery of its reasonable costs in connection with such transfer for brokerage commissions, attorneys' fees (including, without limitation, payment of Landlord's attorneys' fees), the administrative fee paid to Landlord pursuant hereto in the amount of Five Hundred Dollars ($500.00), costs of improvements made for the benefit of the transferee or allowances provided to the transferee, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder . Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Such acceptance of Rent shall in no event be deemed to imply that Landlord is approving a subtenant or assignee which Landlord has not approved in writing pursuant to the requirements of this
Section 16. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

17.      ESTOPPEL, ATTORNMENT AND SUBORDINATION

         17.1 Estoppel. Within ten (10) days after written request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit H, or in such other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit H, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will affect the rights of Tenant in a non-de minimis manner), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement. If Tenant fails to deliver to Landlord the tendered Lease supplement within ten (10) days after receipt of Landlord's notice, Tenant shall be deemed to have given Landlord a power of attorney to execute such supplement on behalf of Tenant.

         17.2 Subordination. This Lease shall be subject and subordinate to all ground leases and master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit I, or in such other form as may be required by the lender, which form may include some or all of the provisions contained in Exhibit I. Tenant's failure to deliver said documentation in such time period shall be an Event of Default hereunder. Notwithstanding anything to the contrary contained in the foregoing, Tenant's



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



obligation to hereafter subordinate this Lease to any ground lease or master lease hereafter encumbering the Project or the Building or the lien of any future mortgagee or trust deed beneficiary under a mortgage or deed of trust hereafter encumbering the Project or Building or to hereafter attorn to such ground lessor, master lessor, mortgagee or beneficiary shall be conditioned upon the willingness of such ground lessor, master lessor, mortgagee or beneficiary to enter into a Subordination, Nondisturbance and Attornment Agreement with Tenant in the form of Exhibit I or in such other form as may be reasonably required by the mortgagee or beneficiary. In addition, Landlord agrees to use commercially reasonable efforts to provide Tenant, prior to the Commencement Date, a Subordination, Nondisturbance and Attornment Agreement fully executed by any existing mortgagees, trust deed beneficiaries, ground lessors or master lessors with respect to the Building.

         17.3 Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents.

18.      INTENTIONALLY OMITTED.

19.      MISCELLANEOUS.

         19.1 General.

              19.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

              19.1.2 Time of Essence. Time is of the essence of this Lease.

              19.1.3 Attorneys' Fees; Jury Trial Waiver. In any action or proceeding which either party brings against the other to enforce its rights hereunder or arises through joinder of or third party action against the other party, the non-prevailing party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees and costs. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in (i) post-judgment motions, (ii) contempt proceeding, (iii) garnishment, levy, and debtor and third party examination, (iv) discovery, and (v) bankruptcy litigation. LANDLORD AND TENANT ALSO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

              19.1.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

              19.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

              19.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

              19.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

              19.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

              19.1.9 Memorandum of Lease. Tenant shall not record this Lease. In addition, Tenant shall not record a short form memorandum of this Lease without Landlord's prior written consent which shall not be unreasonably withheld. However, if a memorandum of this Lease is entered into by the parties and recorded, (a) the provisions of this Lease shall control in regard to any omissions from the memorandum of this Lease, or in respect to any provisions of this Lease which may be in conflict with the memorandum of this Lease, and (b) upon the expiration of the Term of this Lease or earlier termination of this Lease, Tenant shall execute and cause to be recorded in the County Recorder's Office for the County where the Premises is located, at the cost of the party who originally recorded the memorandum of this Lease, a quitclaim deed or other evidence of termination of this Lease in such form as is reasonably requested by Landlord. Tenant's obligation pursuant to the immediately preceding sentence shall survive the expiration of the Term or earlier termination of this Lease.

              19.1.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

              19.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord permitted under this Lease shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

              19.1.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

              19.1.13 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever. From and after commencement of actual occupancy of the Premises by Tenant (including, without limitation, early entry pursuant to Section 2.3 above), Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. However, nothing contained herein shall be deemed to make Tenant liable for securing the Premises during period prior to commencement of actual occupancy of the Premises by Tenant (including, without limitation, early entry pursuant to Section 2.3 above).

         19.2 Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

         19.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

         19.4 Financial Statements. Tenant shall provide, and cause each Guarantor (if applicable) to provide, to any lender, purchaser or Landlord, within ten (10) days after request, a current, accurate, audited financial statement for Tenant and Tenant's business and financial statements for Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared by an independent certified public account under generally accepted accounting principles consistently applied, provided that if such audited financial statements are not available, then Tenant may provide unaudited financial statements certified as true and correct in all material respects by the Chief Financial Officer of Tenant. Tenant shall also provide within said ten (10) day period such other financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either. Tenant shall not be required to provide such financial statements or other financial information more than once per year, except that Tenant shall be required to provide such financial statements or other financial information two times per year if required in connection with a prospective sale or financing by Landlord.

         19.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, members, managers, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Building for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

         19.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile, electronically confirmed, (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the first attempted delivery by the U.S. Postal Service, the courier or a recognized overnight delivery service, or upon receipt of the facsimile prior to 5 p.m. on any business day, or, if after 5 p.m., on the next business day.

         19.7 Brokerage Commission. Landlord shall pay a brokerage commission to Landlord's Broker and to Tenant's Broker specified in the Basic Lease Information in accordance with separate agreements between Landlord and Landlord's Broker and Tenant's Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord's Broker and Tenant's Broker specified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

         19.8 Authorization. Each individual executing this Lease on behalf of Tenant or Landlord represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such party and that such execution is binding upon such party.

         19.9 Holding Over; Surrender

              19.9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent equal to (a) during the initial thirty (30) days of such holding over, one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to such holding over, (b) during the thirty-first (31st) through and including the sixtieth (60th) days of such holding over, one hundred thirty-seven percent (137%) of the Base Rent in effect immediately prior to such holding over, and (c) from and after the sixty-first (61st) day of such holding over, one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over, and such holding over shall at all times otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

               19.9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises and all penetrations of the roof (caused by Tenant or any of the Tenant Parties) shall be resealed to a watertight condition. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

         19.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

         19.11 Intentionally Omitted

         19.12 Auctions. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord's prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

         19.13 Consents. Except as otherwise provided elsewhere in this Lease, Landlord's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Event of Default or breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. Except as otherwise set forth herein, the failure to specify herein any particular condition to Landlord's consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

         19.14 Force Majeure. "Force Majeure" as used herein means delays resulting from causes beyond the reasonable control of the other party, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

         19.15 Mortgagee Protection. Tenant agrees to give any holder of any mortgage or deed of trust secured by the Real Property, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any mortgage or deed of trust shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default). Notwithstanding the foregoing, in no event shall any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

         19.16 Telecommunications Services. If Tenant wishes to contract with or obtain service from any network cabling, data or other telecommunication provider which does not currently serve the Building or wishes to obtain from an existing provider services which will require the installation of additional equipment located outside of the Premises, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider. In considering the installation of any new or additional telecommunications cabling or equipment at the Building, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Building, the impact of the proposed installations upon the Building and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Building or other portions of the Project or the business operations of other tenants or occupants of the Building and Project. In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Building. All installations and alterations shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, and shall be performed in accordance with the terms of
Section 10 (Alterations). If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

         19.17 Guarantors. The Guarantors, if any, shall each execute a guaranty in a form provided by Landlord. It shall constitute an Event of Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an estoppel certificate, or (d) written confirmation that the guaranty is still in effect as a valid binding obligation.

         19.18 Addenda. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                                     "Tenant"


CATELLUS DEVELOPMENT CORPORATION,              AEC ONE STOP GROUP, INC.,
                                               a Delaware corporation
a Delaware corporation

                                               By:
                                                  -----------------------------
                                                  Name:
                                                       ------------------------
By:      CATELLUS COMMERCIAL                      Its:
                                                      -------------------------

                                               By:
                                                  -----------------------------
                                                  Name:
                                                       ------------------------
         By:                                      Its:
             ---------------------------              -------------------------
             Name: Stephen Bryan
                   ---------------------
             Its:  Senior Vice President       Date:
                   ---------------------            ---------------------------

         Date:    9/8/03
              --------------------------

                                ADDENDUM TO LEASE

         THIS ADDENDUM TO LEASE ("Addendum") is attached to and constitutes an integral part of the Lease between CATELLUS DEVELOPMENT CORPORATION, as Landlord, and AEC ONE STOP GROUP, INC., a Delaware corporation, as Tenant. The terms of this Addendum shall be incorporated in the Lease for all purposes. All words and phrases not specifically defined in this Addendum are as defined in the Lease. In the event of a conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

         THE FOLLOWING NEW SECTIONS ARE HEREBY ADDED TO THE LEASE WHICH STATE IN THEIR ENTIRETY AS FOLLOWS:

20. New Section 20 - Base Rent Abatement Period. A new Section 20 is hereby added to the Lease which states in its entirety as follows:

         20. Base Rent Abatement Period. Tenant's obligation to pay Base Rent in the amount of one-twelfth (1/12th) of $2.965 per month per rentable square foot in the Premises shall be conditionally abated during the first (1st), second
(2nd), third (3rd), fourth (4th), seventeenth (17th) and thirtieth (30th) months of the Term (the "Base Rent Abatement Period"). Other than during the Base Rent Abatement Period and as may be expressly otherwise provided in the Lease, Tenant shall pay Base Rent as and when due under this Lease. Such abatement during the Base Rent Abatement Period shall apply to Base Rent only and shall not apply to any sums other than Base Rent payable under this Lease at any time during the Term. The abatement of Base Rent described above is expressly conditioned on this Lease not terminating as a result of Tenant's default in the performance of Tenant's obligations under this Lease. If Tenant defaults under this Lease and such default results in a termination of this Lease prior to the expiration of the Term, then Tenant shall pay to Landlord on the date of such termination, in addition to all other amounts and damages to which Landlord is entitled, the amount of Base Rent which would otherwise have been due and payable during the Base Rent Abatement Period but for the abatement provided for herein.

21. New Section 21 - Options to Extend. A new Section 21 is hereby added to the Lease which states in its entirety as follows:

         21.      Options to Extend.

                  21.1 Terms of Options. Provided (i)Tenant is not then in default under the terms of this Lease at the time each extension option is exercised, (ii) Tenant is occupying at least ninety percent (90%) of the Premises, including any expansion space, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have two (2), separate, consecutive options to extend the Term of this Lease, each for an additional period of sixty
(60) months (each, an "Extension Term", and collectively, the "Extension Terms"). The Extension Terms shall be on all the terms and conditions of this Lease, except that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Extension Terms. As of the commencement of each Extension Term, Base Rent shall be increased (but not decreased) to the fair market rental rate ("Market Rent") as set forth below and the Security Deposit will be increased to reflect any increase in Base Rent payable under the Lease, provided that as to the initial such Extension Term (but not the second Extension Term), in no event shall Base Rent be increased to an amount in excess of a two and one-half percent (2.5%) per annum, cumulative and compounding increase in the Base Rent payable from and after the Commencement Date through to the commencement of such initial Extension Term. There shall be no additional extension terms beyond the second Extension Term set forth herein. Tenant must exercise each option to extend the Term of this Lease granted pursuant hereto by giving Landlord written notice of its election to do so no later than three hundred sixty-five (365) days prior to the end of the initial Term, or the first Extension Term, as applicable, provided, however, that Tenant shall have the right to revoke its prior exercise of such an option to extend the Term by an Extension Term by delivery of written notice to Landlord not later than two hundred forty (240) days prior to the commencement of the applicable Extension Term. Any notice not given in a timely manner shall be void, and Tenant shall be deemed to have waived its extension rights or its right to revoke a previously exercised option to extend, as applicable. In no event shall Landlord be responsible for payment of any brokerage fees or commissions to any broker or finder retained by Tenant or representing Tenant in connection with Tenant's extension of the Term by either Extension Term. The extension options set forth herein are personal to Tenant and shall not be included in any assignment of this Lease.

         21.2     Determination of Base Rent During Extension Terms.

                  21.2.1 Agreement on Base Rent. Landlord and Tenant shall have thirty (30) days after Landlord receives the exercise notice in which to agree on the Base Rent during the applicable Extension Term. Notwithstanding anything in this Section 21 to the contrary, in no event shall the Base Rent for any Extension Term be less than the Base Rent in effect immediately prior to the Extension Term in question.

                  21.2.2 Appraisal. If Landlord and Tenant are unable to agree upon the Base Rent for the applicable Extension Term within such thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, each party, by giving notice to the other party, shall appoint a real estate appraiser who is a current member of the American Institute of Real Estate Appraisers, with at least five (5) years of experience appraising building space comparable to the Premises in the city and county where the Premises are located to determine the Market Rent. The term "Market Rent" shall mean the monthly amount per rentable square foot in the Premises that a willing, non-equity new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased and other generally applicable terms and conditions of tenancy for a similar building or buildings. If the two (2) appraisers are unable to agree on the Market Rent for the applicable Extension Term within twenty (20) days, they shall select a third appraiser meeting the qualifications stated in this Section within five (5) days after the last day the two (2) appraisers are given to set the Market Rent for the applicable Extension Term. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the Market Rent for the applicable Extension Term. If a majority of the appraisers is unable to set the Market Rent within the twenty
(20) day period, the two (2) closest appraisals shall be added together and their total divided by two (2). The resulting quotient shall be the Market Rent for the applicable Extension Term. Each party shall be responsible for the costs, charges and fees of the appraiser appointed by that party plus one-half of the cost of the third appraiser; except, however, that in the event of Tenant's revocation of its exercise of an option to extend by an Extension Term pursuant to Section 21.1 above, then Tenant shall reimburse Landlord for the reasonable costs, charges and fees of the appraiser appointed by Landlord and for one-half of the reasonable costs, charges and fees of the third appraiser paid by Landlord, within thirty (30) days following Tenant's receipt of a request for reimbursement accompanied by reasonable evidence of such costs, charges and fees.

                  21.2.3 Amendment of Lease. Immediately after the Base Rent for the Extension Term is determined pursuant to this Section 21, Landlord and Tenant shall execute an amendment to this Lease stating the Base Rent in effect during the Extension Term.

22. New Section 22 - Option to Expand. A new Section 22 hereby is added to the Lease which states in its entirety as follows:

         22.      Option to Expand.

                  22.1 Terms of Option. Provided (i) Tenant is not in default under the terms of this Lease at the time the option is exercised, (ii) Tenant is occupying at least ninety percent (90%) of the Premises, and (iii) Landlord has not given more than two (2) notices of default in any twelve (12) month period for nonpayment of monetary obligations, Tenant shall have the option at any time during the first twelve (12) months of the Term to expand the area of the Premises (the "Expansion Option") by 150,000 rentable square feet, not less and not more (the "Expansion Area"). The Expansion Area shall be located in a separate building (the "New Building") to be constructed on the approximately 9 acres of land owned by Landlord and located adjacent to the land underlying the Project (the "Adjacent Land"). In addition to the portion of any New Building to be leased to Tenant pursuant hereto, Landlord shall have the right to construct additional square footage within the New Building, up to the maximum lawful permitted building area. If the New Building will contain rentable area in excess of the Expansion Area, Landlord shall reasonably designate the portion of the New Building that will constitute the Expansion Area so that the balance of the rentable space in the New Building will permit access and be in a configuration so as to be reasonably marketable to third party tenants. In no event shall Landlord be responsible for payment of any brokerage fees or commissions to any broker or finder retained by Tenant or representing Tenant in connection with Tenant's expansion of the Premises by the Expansion Area, except that if Tenant continues to be represented by

Tenant's Broker as of the time of Tenant's expansion of the Premises leased, then Landlord shall pay a commission to Tenant's Broker in connection with such expansion pursuant to separate agreement. The expansion option set forth herein is personal to Tenant and shall not be included in any assignment of this Lease.

         22.2 Exercise of Option and Delivery of Expansion Area. Subject to the provisions of Section 22.1 above, Tenant may exercise the Expansion Option by delivering written notice to Landlord at any time during the first twelve (12) months of the Term. Promptly following Tenant's exercise of the Expansion Option pursuant hereto, the parties shall meet and work in good faith to reach agreement within thirty (30) days thereafter upon construction plans and specifications for the Expansion Area (the "Expansion Area Plans") sufficient to allow Landlord to construct the Expansion Area. The final Expansion Area Plans shall be subject to mutual approval by Landlord and Tenant, which approval by each party shall not be unreasonably withheld or delayed.

         22.3 Lease Terms. The Expansion Area shall be leased upon the same terms and conditions applicable to the original Premises, except that:

              22.3.1 Tenant shall lease the Expansion Area for a term of not less than five (5) years. If Tenant leases the Expansion Area, the Term of the Lease applicable to the original Premises shall be extended so as to be co-terminous with the term applicable to the Expansion Area, with Base Rent allocable to the original Premises increased as of the commencement of such extension period to an amount reflecting a one time increase of 3% per annum, calculated on a cumulative and compounding basis from the Commencement Date.

              22.3.2 The annual Base Rent payable for the Expansion Area shall commence on the date of substantial completion of Landlord's work described on the Expansion Area Plans, or such earlier date upon which Tenant occupies the Expansion Area for normal business operations (the "Expansion Area Commencement Date"). The annual Base Rent payable for the Expansion Area shall be the product obtained by multiplying (1) the Applicable Yield (as hereinafter defined) by (2) the sum of (i) the Improvement Costs (as hereinafter defined) related to the Expansion Area, plus (ii) a Development Fee payable to Landlord equal to five percent (5%) of Improvement Costs, plus (iii) the Land Value (as hereinafter defined).

              22.3.3 "Applicable Yield" shall mean a fixed rate of interest equal to the higher of (A) ten and one-quarter percent (10.25%) or (B) the yield on 10 year U.S. Treasury Notes, as published by the Wall Street Journal (or any successor publications) as of the date Landlord commences construction of the Building Addition, plus six hundred (600) basis points.

              22.3.4 "Improvement Costs" shall be the sum of all commercially reasonable and customary hard and soft costs and expenses incurred by Landlord with respect to design, permitting, construction and development of the Expansion Area, which shall include, without limitation, any and all construction fees and costs, all fees and costs relative to obtaining any and all permits, other entitlements or third party consents necessary or required in connection with the design, construction and development of the Expansion Area (including, without limitation, permits for grading, building and occupancy permits), costs for building shell, landscaping, architectural, contractor, attorney and engineering fees, construction period taxes, brokerage fees (the parties hereby agreeing that Landlord shall pay a commission to Tenant's Broker in the event of the lease of the Expansion Area pursuant hereto pursuant to separate agreement), insurance during construction, related legal expenses, actual construction financing fees and costs and interest expense on the hard and soft construction and development costs (or an imputed interest expense on the same, at the Applicable Yield, plus an amount equal to then-customary construction financing fees and costs, if Landlord does not obtain third-party financing) until the Expansion Area Commencement Date, an imputed amount for a return on Landlord's equity investment at a rate equal to Landlord's then-applicable blended cost of funds, and any and all other out-of-pocket fees, costs or expenses actually incurred by Landlord in connection with the construction of the Expansion Area but not including any internal accounting, management, administrative or other overhead expenses of Landlord except as otherwise provided above.

              22.3.5 "Land Value" shall be $65,000.00 per acre.

         22.4 Operating Expenses and Real Property Taxes. In addition to the Base Rent for the Expansion Area. Tenant shall be responsible for its prorata share of all Operating Expenses and Real Property Taxes allocable to the Expansion Area from and after the Expansion Area Commencement Date.

         22.5 Not Binding on Successor Landlords. Notwithstanding anything to the contrary contained in this Section 22, the parties hereby agree and acknowledge that a successor in interest to Landlord (including, without limitation, a successor in interest to Landlord by way of foreclosure or deed in lieu of foreclosure) may not own the Adjacent Land and, accordingly, the parties hereby agree that the provisions of this Section 22 shall not be binding upon any successor in interest to Landlord who does not own the Adjacent Land.

         23. New Section 23 - Tenant Cure Rights. A new Section 23 hereby is added to the Lease which states in its entirety as follows:

         23. Tenant Cure Rights. In the event Landlord fails to perform any of its repair and maintenance obligations under this Lease ("Landlord Repair Obligations"), Tenant shall give Landlord and (provided that, prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of assignment of rents and leases or otherwise, of the address of such "Landlord's Mortgagee", as hereinafter defined) any holder of any mortgage or deed of trust secured by real property including the Premises ("Landlord's Mortgagee"), written notice specifying such default, this Lease and Tenant's rights under this Section and containing the following phrase at the top of page 1 of the notice in all capital letters and boldface type (or it shall not be deemed validly given notice hereunder), "YOUR FAILURE TO COMMENCE THE CURE OF LANDLORD'S REPAIR OBLIGATIONS SET FORTH IN THIS NOTICE WITHIN THIRTY (30) DAYS SHALL ENTITLE THE UNDERSIGNED TO CURE SUCH DEFAULT AT LANDLORD'S EXPENSE WITHOUT FURTHER NOTICE". Landlord shall thereupon have thirty (30) days in which to cure Landlord's Repair Obligations; provided, however, if Landlord's Repair Obligations are not reasonably capable of being cured in thirty (30) days, Landlord shall be deemed to be in compliance with this Lease if Landlord, with reasonable diligence, commences to cure Landlord's Repair Obligations (which cure shall in any event be commenced within such thirty (30) day period) and diligently and continuously prosecutes such cure to completion. In addition, Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy Landlord's Repair Obligations during the period that is permitted to Landlord hereunder, plus an additional period of ten (10) days, and Tenant will accept such curative or remedial action taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord, provided however, if Landlord's Repair Obligation is of a nature which, if not cured immediately, poses an imminent risk of harm to persons or property and/or will have an immediate, material, adverse effect on the conduct of Tenant's business operations at the Premises, Tenant shall have the right to cure Landlord's Repair Obligation immediately, with only such prior notice (if any) to Landlord and Landlord's Mortgagee as is reasonable under the circumstances. Upon the failure of Landlord or Landlord's Mortgagee to cure Landlord's Repair Obligations in accordance with the provisions of this Section 23, Tenant shall be authorized and empowered to cure Landlord's Repair Obligations for and on behalf of Landlord (including the cost of curing Landlord's Repair Obligations in an emergency situation, where no written notice may have been provided to Landlord in accordance with the provisions of this Section 23, provided in such emergency situation Tenant shall use reasonable efforts to provide prior written notice or oral notice to Landlord), and the reasonable cost of any item paid by Tenant in curing Landlord's Repair Obligations for and on behalf of Landlord, together with interest thereon from the date such costs are paid by Tenant until reimbursed or otherwise recovered by Tenant, at the rate of ten percent (10%) per annum, shall be payable on demand by Landlord to Tenant. If Landlord fails to pay to Tenant the cost of such cure within thirty (30) days following Landlord's (and Landlord's Mortgagee) receipt of Tenant's demand therefor, then Tenant may provide to Landlord and Landlord's Mortgagee a second written demand therefor ("Second Demand"), specifying this Lease and Tenant's rights under this Section and which contains the following phrase at the top of page 1 of the notice in all capital letters and boldface type (or it shall not be deemed validly given notice hereunder) "YOUR FAILURE TO REIMBURSE TENANT AS REQUIRED HEREIN WITHIN FIVE (5) DAYS SHALL ENTITLE THE UNDERSIGNED TO EXERCISE CERTAIN OFFSET RIGHTS AS SET FORTH IN THE LEASE WITHOUT FURTHER NOTICE." If Landlord fails to pay to Tenant the amount due to Tenant within five (5) days following Landlord's receipt of the Second Demand, then Tenant may offset from the next installments of Rent and other charges coming due under this Lease the full amount owed by Landlord to Tenant (together with all accrued interest), provided, however, that (i) the amount of offset during any single month shall not exceed the greater of (A) twenty percent (20%) of the total Base Rent payable by Tenant to Landlord for such month or (B) such percentage of total Base Rent as is necessary to fully recover Tenant's cost of cure from the date of completion of such cure to the expiration date of the Lease Term

(without regard to any unexercised renewal options), in equal monthly offset amounts; and (ii) Landlord is not then contesting by court action or by mediation or arbitration proceeding mutually approved by Landlord and Tenant the amounts Tenant is intending to offset (or having contested same, a judgment, decision or ruling in such action, mediation or arbitration has been rendered in favor of Landlord).

24. New Section 24 - Mechanical System Replacements. A new Section 24 hereby is added to the Lease which states in its entirety as follows:

         24. Mechanical System Replacements. Notwithstanding anything to the contrary contained in this Lease, if during the Term (as the Term may be extended pursuant to Section 21 above), Tenant is required by the provisions of
Section 9.1 of this Lease to make any replacements to the HVAC or other mechanical systems serving the Premises which replacements are estimated to have a useful life reasonably anticipated to include a period beyond the Term of this Lease, then, provided that Tenant obtains Landlord's prior written approval as to the applicable replacement item and the need therefor and the cost thereof (which approval shall not be unreasonably withheld, conditioned or delayed), then Landlord (and not Tenant), shall be responsible for the performance of the work of the replacement of the applicable item, and Tenant shall pay to Landlord a fraction of the cost of such work, the numerator of which is the number of months remaining in the Term and the denominator of which is the total number of months in the estimated useful life of the applicable replacement item, which payment shall be made by Tenant to Landlord within thirty (30) days after receipt of request for payment from Landlord accompanied by reasonable evidence of costs. In addition, if Tenant thereafter desires to extend the Term of this Lease by an Extension Term, it shall be a condition to the effectiveness of Tenant's exercise of the option to so extend the Term by the Extension Term that Tenant pay to Landlord a fraction of the cost of any replacements theretofore made by Landlord pursuant to this Section 24 allocable to the applicable Extension Term (meaning a fraction of the cost of any such replacement item, the numerator of which is the number of months during the estimated useful life of the applicable replacement item occurring during the applicable Extension Term and the denominator of which is the number of months within the estimated useful life of the applicable replacement item).

25. New Section 25 - Hazardous Materials. A new Section 25 hereby is added to the Lease which states in its entirety as follows:

         25. Hazardous Materials.

             25.1 Landlord Representation. Landlord hereby represents to Tenant that, to its current, actual knowledge as of the Effective Date of this Lease, there are no Hazardous Materials located on or under the Premises at levels which would materially adversely affect the use or occupancy of the Premises by Tenant. For purposes of this Lease, current, actual knowledge of Landlord shall mean the actual, present knowledge of Steve Bryan (the Senior Vice President, Development, of Landlord with responsibility for the Project) and Sandy Stevens (the Associate Vice President, Environmental, of Landlord with responsibility for the Project) as of the Effective Date of this Lease, without investigation or inquiry of any kind.

             25.2 Landlord Hold Harmless. Landlord shall hold harmless Tenant from and against any and all orders, penalties, fines, administrative actions, or other proceedings (collectively, a "Compliance Obligation") commenced by any governmental agency including, without limitation, the United States Environmental Protection Agency, arising at any time to the extent that such Compliance Obligation results from any environmental condition (as defined in Section 12.1) (a) that exists as of the date of delivery of possession of the Premises to Tenant (a "Preexisting Condition"), (b) that is the result of a Pre-existing Condition that worsens following the delivery of possession, or (c) that is the result of a sub-surface migration of Hazardous Materials (any such Environmental Condition referenced in the foregoing clause (a), (b) or (c) is referred to herein as a "Landlord Environmental Condition"), except to the extent that such Landlord Environmental Condition is caused or aggravated by the act or omission of Tenant and/or its employees or agents. Landlord's obligations pursuant to the foregoing hold harmless obligation shall survive the termination of this Lease.

26. New Section 26 - Agreement with the Authority. A new Section 26 hereby is added to the Lease which states in its entirety as follows:

         26. Agreement with the Authority. Landlord shall enter into and become a party to that certain Service and Technology Agreement to be entered into between Tenant and the Kentucky Economic Development Finance Authority ("Authority"), in the form attached hereto as Exhibit J (the "Services Agreement"), for purposes of

Sections 7.2, 8.1, 8.2, 11.6 and 11.11 thereof Landlord agrees and covenants to perform all duties listed therein, including, but not limited to providing to the Authority, no later than forty-five (45) days after the end of each fiscal year during the term of the Services Agreement, written evidence, including a certificate of Landlord, substantially in the form required under the Services Agreement, of all Rent payments made to Landlord during Tenant's prior fiscal year. Such written evidence shall include, but not be limited to, a schedule detailing each date upon which Tenant paid Rent and the amount of such Rent payment on each and every such date. Landlord shall also provide to the Authority written notice of any and all defaults under the Lease, specifying the nature of such default(s), within ten (10) days of the declaration of such default(s), and notice of the expiration of the term or early termination of the Lease without extension or renewal within ten (10) days of such expiration or termination.

Each of the parties acknowledges the incorporation of this Addendum to the Lease.



------------------------------------         ----------------------------------
   Tenant                                      Landlord